Exhibit 10.1

INVESTOR RELATIONS SERVICE AGREEMENT

This agreement ("agreement") is made and entered into May 1, 2009 ("Effective Date") by and between RMN Consulting LLC “RMN”, a corporation based at 10 Broadmoor Drive, New Jersey, and EcoloCap Solutions Inc. “ECOS”, a Corporation based in Montreal, Quebec Canada and located at 740 West Notre-Dame St, Suite 1525, hereafter known as “Client”.

1.         Terms

Terms (first term) of this agreement will take effect on 05/01/09 (“execution date”) and will be terminated on 04/30/10.

2.         Client Obligations

2.1  Client shall provide RM with reliable corporate information regarding ECOS’ business and stock in order to facilitate RMN’ obligations hereunder.

2.2  Client shall provide information that is legally allowable under all SEC and other government law in regards to statements made.

3.          Liability

3.1  Client understands that RMN makes no warranties on results of the investor relation program.

3.3  RMN will not be responsible for any false claims or misleading statements made by Client.

4.         Recommendations

4.1  Client understands that RMN is not a broker dealer or registered investment advisor and is not acting in any way to make recommendations to the purchase of sale of any security.

4.2  Client understands that RMN will make no offer to buy or sell securities.

5. Fees

5.1	Fees for the investor relation services will be delivered in accordance with the following schedule:

 RMN shall receive two hundred and fifty thousand restricted (250,000) shares of ECOS, due within 4 weeks after signing of this agreement.

5.2  Client understands that fees are non-refundable and binding upon signature.

5.3  RMN will make full disclosure of payment from client in accordance with the requirements of the appropriate exchange at all times.

6.         Services to be performed

During the term of this agreement, for the purpose of raising investor awareness in ECOS, RMN will provide services including but not limited to:

- prepare a report on ECOS and disseminate it to the various databases of RMN.
- produce a profile page of ECOS and display the information on the various internet properties it owns.
- write updates about ECOS when newsworthy events occur and disseminate the updates to the various databases and internet properties of RMN.
- interview an executive of ECOS and place the interview on its internet properties.
- handle part of the media relations, shareholder and investor communications for ECOS.
- utilize partner network to increase the investor awareness for ECOS

7.         Hold Harmless

RMN agrees to hold client harmless against any and all claims for loss, liability, damages, judgments, civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or negligent omissions of RMN.

      Client agrees to hold RMN harmless against any and all claims for loss, liability, damages, judgments, civil charges arising out of or in connection with the services done or to be performed and in connection with or arising out of the acts or negligent omissions of client.

8.         Notices

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing sent via facsimile to the principal office of each party.

9.         Jurisdiction and Venue

      It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder bed construed in accordance with and under pursuant to the laws of the Province of Quebec. Therefore, each of the parties hereby consents to the jurisdiction and venue of the courts of the Province of Quebec.

5.	Entire Agreement

      This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreement and negotiations between the parties.

RMN Consulting LLC		EcoloCap Solutions Inc.

By:	RICHARD NITTO	By:	TRI VU TRUONG
Name:	Richard Nitto	Name:	Dr Tri Vu Truong
Title:	President	Title:	President